Exhibit 10.1

Purchase Agreement

This Purchase Agreement ("Agreement") entered between Andrew Chase Cochran, of 5676 Violet Drive, Mount Olive, Alabama 35117, ("Seller") hereby sells, assigns, and transfers to Invech Holdings, Inc., of 1603 Capitol Ave Suite 413 PMB 1777, Cheyenne, Wyoming 82001 ("Buyer") the following property:

Property: The property being sold is a domain www.paragonrentals.ai and logo, code base, front end, backend, admin panel

Amount: $450,000.00 convertible note at $0.045

For a total amount of $450,000.00 convertible note at $0.045

The Seller warrants that they are the legal owner of the property and that it is being transferred to the Buyer free and clear of any liens or encumbrances.

The above property is sold on an "as is" basis. The Seller makes no warranties, express or implied, except as specifically stated in this document.

This transfer is effective as of March 3, 2026.

The property is now located at 5676 Violet Drive, Mount Olive, Alabama 35117, and all of such property is in the possession of Andrew Chase Cochran.

Amendment.  This Agreement may be modified, amended, or supplemented only if the changes are made in writing and signed by all parties.

Entire Agreement.  This Agreement contains the entire Agreement of the parties with respect to the subject matter contained herein. No other promises, warranties, representations, agreements, or understandings, whether oral or written, exist concerning this subject matter. This Agreement supersedes any previous or simultaneous oral or written promises, warranties, representations, agreements, or conditions between the parties.

Governing Law.  This Agreement shall be governed by the laws of Alabama.

Severability.  If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid, illegal, or unenforceable, but that by limiting such provision, it will become valid, legal, and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

[SIGNATURE PAGE FOLLOWS]

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This Purchase Agreement shall be signed by Andrew Chase Cochran, and by Alexander M. Woods-Leo on behalf of Invech Holdings, Inc..

The Seller:

/s/ Andrew Chase Cochran

Andrew Chase Cochran

Date

The Buyer:

/s/ Alexander M. Woods-Leo

Alexander M. Woods-Leo on behalf of Invech Holdings, Inc.

Date

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